Exhibit 23.1



                       CONSENT OF INDEPEDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Conseco, Inc. on Form S-3 (File No. 333-56611) of: (i) our reports dated March 23, 1998 on our audits of the consolidated financial statements and financial statement schedules of Conseco, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included in the Annual Report on Form 10-K; and (ii) our report dated July 7, 1998 on our audits of the supplemental consolidated financial statements of Conseco, Inc. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996 and 1995, included as Exhibit 99.1 to the Current Report on Form 8-K of Conseco, Inc. dated June 30, 1998, as amended. We also consent to the reference to our firm under the caption "Experts."




                                                  /S/ PRICEWATERHOUSECOOPERS LLP
                                                  ------------------------------
                                                  /S/ PRICEWATERHOUSECOOPERS LLP

Indianapolis, Indiana
August 6, 1998